Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class R, Class Y and Investor Class shares Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y and Investors Class shares Statement of Additional Information and to the incorporation by reference of our report, dated August 1, 2005, on the financial statements and financial highlights of Pioneer Bond Fund included in the Annual Report to the Shareowners for the year ended June 30, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 2-62436) of Pioneer Bond Fund.


                                                       /s/ ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2005